Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Intermediate Term Series--213, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 4 to Registration Statement No. 33-49899 of our opinion dated September 21, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 8, 1997